Exhibit 10X

                              SEPARATION AGREEMENT

     THIS SEPARATION AGREEMENT (this "Agreement"), dated as of June 9, 1999, is by and between TOYS "R" US, INC., a Delaware corporation (the "Company"), and KEITH VAN BEEK (the "Executive").

                                    RECITALS

     WHEREAS, pursuant to a Retention Agreement dated as of February 25, 1998 between the Company and the Executive (the "Retention Agreement"), Executive is employed by the Company as President - Toys "R" Us -- U.S. Merchandising and Marketing; and

     WHEREAS, pursuant to a Stock Unit Agreement dated as of February 25, 1998 between the Company and the Executive (the "Stock Unit Agreement"), on February 25, 1998, the Company granted Executive 30,000 Stock Units (the "Stock Units"); and

     WHEREAS, pursuant to the Company's 1994 Stock Option and Performance Incentive Plan (the "Plan"), on May 17, 1995, the Company granted Executive options to acquire 47,200 shares of Common Stock (the "May 17, 1995 Grant"), 10,000 shares of common stock on May 30, 1995 (the "May 30, 1995 Grant"), 15,000 shares of common stock on March 14, 1996 (the "March 14, 1996 Grant"), 20,000 shares of common stock on November 3, 1997 (the "November 3, 1997 Grant"), 80,000 shares of common stock on March 13, 1998 (the "March 13, 1998 Grant"), 240,000 shares of common stock on September 8, 1998 (the "September 8, 1998 Grant") and 90,000 shares of common stock on April 7, 1999 (the "April 7, 1999 Grant"); and

     WHEREAS, Executive desires to resign, for personal reasons, his employment with the Company and his position as President - Toys "R" Us -- U.S. Merchandising and Marketing and all other officer and employee positions, if any, held by Executive in the Company and any of its subsidiaries effective as of June 9, 1999 (the "Termination Date"); and

     WHEREAS, the parties desire to set forth their respective rights and obligations in respect of Executive's resignation from the above positions;

     NOW, THEREFORE, in consideration of the covenants and conditions set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                    AGREEMENT

     1. Resignation.

     (a) Effective as of the Termination Date, Executive will resign from his position as President - Toys "R" Us -- U.S. Merchandising and Marketing and all other officer and employee positions, if any, held by Executive in the Company and any of its subsidiaries. It is agreed by the parties that, on and as of the Termination Date, all rights and obligations of Executive and the Company with respect to such employment shall terminate.

     (b) On the Termination Date, Executive will deliver to the Company a letter of resignation in the form of Exhibit A hereto and a certificate of release in the form of Exhibit B hereto.

     2. Benefits. In consideration of the agreements of Executive herein, Executive will be entitled to the benefits set forth in this Section 2.

     (a) Salary. From the Termination Date through the second anniversary of the Termination Date and regardless of whether Executive obtains other employment, the Company will pay Executive $26,875 per month, such amount to be payable in accordance with the Company's regular payroll policies as in effect from time to time. All payments to Executive under this Section 2(a) will be less applicable withholdings for federal, state and local taxes.

     (b) Prorated Bonus. The Company will pay Executive the bonus which Executive would have been entitled to receive for fiscal year 1999, prorated at 4/12ths of the actual amount that would have been earned by Executive, and payable on or about April 1, 2000.

     (c) Relocation Expenses. If, during the two year period commencing on the Termination Date the Executive relocates his household to an area other than Northeastern New Jersey for any reason, the Company will reimburse the Executive's relocation expenses, up to a maximum reimbursement of thirty thousand dollars ($30,000). A new employer would be expected to pay relocation costs if such a program exists for newly-hired executives.

     (d) Health Benefits. From the Termination Date until the earlier to occur of (i) the second anniversary of the Termination Date or (ii) the date Executive commences employment with another employer which offers health benefits, the Company will permit Executive to continue to participate in the medical, prescription and dental plans maintained by the Company from time to time at a level commensurate with the level at which senior executives of the Company participate.

     (e) Stock Units. Executive hereby forfeits all of the Stock Units in their entirety, except 7,500 of such Units which will vest on February 25, 2003, irrespective of the fact that the Executive is no longer employed by the Company, subject to the achievement of the performance objective set forth on Exhibit A to the Stock Unit Agreement. Except as modified by the preceding sentence, the Stock Unit Agreement shall continue in full force and effect.

     (f) Stock Options. The stock options granted to Executive as part of the Plan will be treated as follows: Executive shall retain all of the options granted pursuant to the May 17, 1995 Grant, the May 30, 1995 Grant and the March 14, 1996 Grant; the Executive shall also retain 6,333 of the 20,000 options granted in the November 3, 1997 Grant; 20,000 of the 80,000 options granted in the March 13, 1998 Grant; 36,000 of the 240,000 options granted in the September 8, 1998 Grant; and 5,000 of the 90,000 options granted in the April 7, 1999 Grant. All stock options retained by Executive pursuant to this paragraph (d) shall be subject to the terms and conditions (including vesting requirements) of the original grants; provided, however, Executive shall vest in options on the scheduled vesting date, irrespective of the fact that

Executive is no longer employed by the Company and Executive shall have the period for exercise of such options preserved. All stock options not retained by Executive pursuant to this paragraph shall be deemed terminated and canceled as of the Termination Date.


     (g) Life Insurance. From the Termination Date until the earlier to occur of
(i) the second anniversary of the Termination Date or (ii) the date Executive commences employment with another employer which in the normal course of business would provide these benefits, the Company will permit Executive to continue to participate in the Company's basic life insurance and accidental death and dismemberment policy for a benefit equal to two times the annual compensation payable by the Company pursuant to Section 2(a) of this Agreement.


     (h) SERP. Upon the vesting of Executive's interest in the Company's Supplemental Executive Retirement Plan on February 1, 2001, Executive shall be entitled to his interest in such plan. The Company will make no further contributions to this Plan. Payment shall be made to Executive in a lump sum (with interest from the date of this Agreement through February 1, 2001) as soon as practicable after such date. (i) Automobile. Executive will retain use of the automobile currently leased for him by the Company until the earlier to occur of

     (i) Automobile. Executive will retain use of the automobile currently leased for him by the Company until the earlier to occur of (i) June 1, 2001 or
(ii) the date Executive commences employment with another employer.


     (j) Profit Sharing/401(k). Executive will no longer participate in the Company's Profit Sharing/401(k) plan. Distribution may occur as soon after the separation date as practicable.

     (k) The Executive's Residence Petition. The Company shall continue to sponsor given the Executive is on the payroll and functions in a consulting capacity, to the extent permitted by law, the Permanent Residence petition.

     (l) No Other Benefits. Executive acknowledges that he is not entitled to receive benefits from the Company other than as set forth in this Section 2, except for any benefits afforded Executive by applicable law.

     (m) Effectiveness of Payments. No payments shall be made under this Section 2 until this Agreement becomes effective pursuant to Section 20 hereof.

     3. Termination of All Existing Agreements. All rights and obligations of the Company and the Executive under any employment agreement, arrangement or understanding and any other agreement between the Company and the Executive are hereby canceled and terminated as of the Termination Date without liability of any party hereunder, except that this Agreement, the Stock Unit Agreement (as modified by Section 2(c) above) and the Partnership Option Agreements dated as of May 17, 1995, May 30, 1995, March 14, 1996, November 3, 1997, March 13, 1998,
September 8, 1998 and April 7, 1999, between the Company and Executive (as modified by Section 2(d) above) shall continue in full force and effect.

     4. No Solicitation of Employees or Customers. Executive hereby represents and warrants that during the six month period preceding the date of this Agreement he has not (i) solicited any customers of the Company or induced any customer of the Company to enter into a business relationship with Executive or any other person or (ii) solicited for employment or induced any person employed by the Company to terminate employment. During the two year period commencing on the Termination Date, the Executive shall not, directly or indirectly, (i) employ or seek to employ any person who is as of the Termination Date, or was at any time during the six month period preceding the Termination Date, an officer, general manager, or director or equivalent or more senior level employee of the Company or any of its subsidiaries or otherwise solicit, encourage, cause or induce any such employee of the Company or any of its subsidiaries to terminate such employee's employment with the Company or such subsidiary for the employment of another company (including for this purpose the contracting with any person who was an independent contractor (excluding consultant) of the Company during such period) or (ii) take any action that would interfere with the relationship of the Company or its subsidiaries with their suppliers and franchisees without, in either case, the prior written consent of the Company, or engage in any other action or business that would have a material adverse effect on the Company.

     5. Non-competition and Consulting.

     (a) During the two year period commencing on the Termination Date (the "Consulting Period"), the Executive shall not, directly or indirectly and, provided that prior written consent is requested of the Executive and no response is received from the Company within 14 business days, approval shall be deemed to be granted:

     (x) engage in any managerial, administrative, advisory, consulting or operational or sales activities in Restricted Business anywhere in the Restricted Area, including, without limitation, as a director or partner of such Restricted Business, or

     (y) organize, establish, operate, own, manage or control or have a direct or indirect investment or ownership interest in a Restricted Business or in any corporation, partnership (limited or general), limited liability company enterprise or other business entity that engages in a Restricted Business anywhere in the Restricted Area.

     (b) During the Consulting Period, the Executive shall:

     (x) be available to render services to the Company as an independent contractor/consultant but not as an employee of the Company; and

     (y) perform such duties as may be reasonably requested in writing from time to time during the Consulting Period by the Company's Chief Executive Officer, provided that such duties shall not conflict with the duties of the Executive for a new employer if such employment does not violate the terms of Section 5(a). The Company will reimburse Executive for his reasonable expenses incurred in rendering such duties.

     (c) Nothing in this Section 5 shall prohibit or otherwise restrict the Executive from acquiring or owning, directly or indirectly, for passive investment purposes not intended to circumvent this Agreement, securities of any entity engaged, directly or indirectly, in a Business if either (i) such entity is a public entity and the Executive (A) is not a controlling Person of, or a member of a group that controls, such entity and (B) owns, directly or indirectly, no more than 3% of any class of equity securities of such entity or
(ii) such entity is not a public entity and the

Executive (A) is not a controlling Person of, or a member of a group that controls, such entity and (B) does not own, directly or indirectly, more than 1% of any class of equity securities of such entity.

     (d) For purposes of this Section 5, "Restricted Business" shall mean the retail store or mail order business or internet business or any business, in each case if it is involved in the manufacture or marketing of toys, juvenile or baby products, juvenile furniture or children's clothing or any other business in which the Company may be engaged on the Termination Date. "Restricted Area" means any country in which the Company or its subsidiaries owns or franchises any retail store operations or otherwise has operations on the Termination Date.

     6. Retained Property. No later than the Termination Date, Executive shall return all property of the Company in his possession, including, but not limited to, credit cards, security key cards, telephone cards, car service cards, computer software or hardware, Company identification cards, Company records and copies of records, correspondence and copies of correspondence and other books or manuals issued by the Company. Executive also warrants that he has no debts to or loans from the Company. Notwithstanding the foregoing, Executive shall have the right to retain (i) duplicate photocopies of books and records of the Company that do not fall within the category of "Confidential Information" (as defined below), (ii) all personal property of the Executive located on the premises of the Company, and (iii) Executive will be provided the opportunity to purchase the current Company computer equipment currently in use by the Executive at a fair price to be determined by the Company.

     7. Confidentiality. Executive acknowledges that he has had and through the Termination Date will continue to have access to Confidential Information (as hereinafter defined) of the Company. Executive agrees not to disclose, communicate or divulge to, or use for the direct or indirect benefit of, any person (including Executive), firm, association or other entity (other than the Company or its affiliates) any Confidential Information. "Confidential Information" includes, but is not limited to, customer and vendor lists, database, computer programs, frameworks, models, marketing programs, sales, financial, marketing, training and technical information, business methods, business policies, procedures, techniques, research or development projects or results, trade secrets (which Executive agrees include the Company's customer and prospective customer lists), pricing policies, business plans, computer software, intellectual property, information concerning how the Company creates, develops, acquires or maintains its products and marketing plans, targets its potential customers, and operates its retail and other businesses, and any other information not otherwise available to the general public. If any person
(including any government employee) requests the disclosure or release of Confidential Information, Executive shall (i) promptly notify the Company of such request so that the Company may, at its own expense, pursue any available remedies to prevent the disclosure or release of such Confidential Information and (ii) furnish the Company a copy of all written materials pertaining to such request for Confidential Information as the Company shall deem appropriate.

     8. No Inducements. Executive warrants that he is entering into this Agreement voluntarily, and that, except as set forth herein, no promises or inducements for this Agreement have been made, and he is entering into this Agreement without reliance upon any statement or representation by any of the Company and its affiliates, and its and their present and former stockholders, directors, officers, employees, agents, attorneys, successors and assigns or any other person, concerning any fact material hereto.

     9. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements or understandings between the parties arising out of or relating to the Executive's employment and the cessation thereof. This Agreement may only be changed by written agreement executed by the parties.

     10. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the conflicts of law principles thereof.

     11. Representations and Warranties. Each party represents and warrants to the other party that (i) the execution and delivery of this Agreement has been duly authorized and all actions necessary for the due execution of this Agreement have been taken, (ii) this Agreement constitutes the legal, valid and binding obligation of the parties, and (iii) this Agreement has been executed and delivered as its own free act and deed and not as the result of duress by the other party hereto. Executive specifically acknowledges that he has been advised to consult legal counsel prior to executing this Agreement, and has been afforded the opportunity of at least 21 days to consider this Agreement.

     12. Non-Disparagement. Executive covenants and agrees not to engage in any act or say anything that is intended, or may reasonably be expected to harm the reputation, business, prospects or operations of the Company, its officers, directors, stockholders or employees. The Company agrees that it will engage in no act which is intended, or may reasonably be expected to harm the reputation, business or prospects of Executive.

     13. Public Announcement. Except as required by law, Executive agrees not to make any public disclosure with respect to this Agreement, the events leading up to this Agreement, and the transactions contemplated by this Agreement.

     14. No Admissions. Nothing contained in this Agreement shall be considered an admission by either party of any wrongdoing or liability under any Federal, state or local statute, public policy, tort law, contract law, common law or otherwise.

     15. Expenses. Each party shall pay its own costs incident to the negotiation, preparation, performance, execution, and enforcement of this Agreement, and all fees and expenses of its or his counsel, accountants, and other consultants, advisors and representatives for all activities of such persons undertaken in connection with this Agreement.

     16. Cooperation. Upon reasonable notice, Executive agrees to cooperate reasonably with the Company and its affiliated corporation entities in the defense of any claim asserted against them and as to which Executive has, or may have, knowledge. The Company agrees to reimburse Executive for any reasonable and ordinary expenses, including the advancement of reasonable attorneys fees, incurred in connection with such cooperation.

     17. No Third Party Claims. Executive represents and warrants that no other person or entity has, or to the best knowledge of Executive, claims, any interest in any potential claims, demands, causes of action, obligations, damages or suits pursuant to this Agreement; that he is the owner of all other claims, demands, causes of action, obligations, damages or suits pursuant to this Agreement; that he has full and complete authority to execute this Agreement; and that he has not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand, cause of action, obligation or liability subject to this Agreement.

     18. No Third Party Beneficiaries. Except as expressly stated herein, the parties do not intend to make any person or entity who is not a party to this Agreement a beneficiary hereof, and this Agreement should not be construed as being made for the benefit of any person or entity not expressly provided for herein.

     19.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original and all of which together shall be one and the same instrument.

     20. Acceptance and Revocation.  Executive shall have a period of twenty-one
(21) days from the date of receipt of this Agreement to review and accept this Agreement. Executive shall have seven (7) days following his execution of this Agreement during which time he may revoke this Agreement by providing the Company with written notice of the revocation. This Agreement shall become effective and enforceable after the expiration of seven (7) days following Executive's execution of the Agreement, and is not enforceable until after the seven-day revocation period expires.

     21. Future Employment. Executive hereby waives any right to reinstatement or future employment with the Company following the Termination Date.

     22. Arbitration. Except as otherwise provided for herein, any controversy arising under, out of, in connection with, or relating to, this Agreement, and any amendment hereof, or the breach hereof or thereof, shall be determined and settled by arbitration in New York, New York, by a three person panel mutually agreed upon, or in the event of a disagreement as to the selection of arbitrators, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. Any award rendered therein shall specify the findings of fact of the arbitrator or arbitrators and the reasons of such award, with references to and reliance on relevant law. Any such award shall be final and binding on each and all of the parties thereto and their personal representatives, and judgment may be entered thereon in any court having jurisdiction thereof.

     23. Employment Inquiries. All employment inquiries in regard to Executive shall be referred to the Head of Human Resources at the time the inquiry is made.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  TOYS "R" US, INC.

                                  By:  /s/ Roger C. Gaston
                                       -------------------------------------
                                  Name: Roger C. Gaston
                                  Title: Senior Vice President - Human Resources

                                  EXECUTIVE

                                      /s/ Keith Van Beek
                                  ------------------------------------------
                                          Keith Van Beek

Original Document issued to Keith Van Beek on June 7, 1999

                                  June 9, 1999

Board of Directors
Toys "R" Us, Inc.

Ladies and Gentlemen:

     I, Keith Van Beek, hereby resign for personal reasons from (i) my positions as President - Toys "R" Us U.S. Merchandising and Marketing of Toys "R" Us, Inc., (the "Company"), its subsidiaries and affiliates and (ii) all officer or employee positions held by me in the Company, its subsidiaries and affiliates, all effective as of June 9, 1999.

                                                          Very truly yours,

                                                          Keith Van Beek

                                     RELEASE

     Except as specifically provided in the following paragraph, and in consideration of and except for the obligations of the Company set forth in the Separation Agreement dated as of June 9, 1999 (the "Agreement") and in consideration of the Agreement which provides for payments and other benefits to Keith Van Beek (the "Releasor"), in addition to payments and benefits to which the Releasor would otherwise be entitled, the Releasor, on behalf of the Releasor and the Releasor's heirs, executors and assigns, hereby releases and forever discharges Toys "R" Us, Inc. (the "Company"), its past and present stockholders, its past and present divisions, subsidiaries, affiliates and related entities, its successors and assigns and all past and present directors, officers, employees, agents, heirs, executors and administrators and the heirs and assigns, and any and all employee pension benefit or welfare benefit plans of the Company, including current and former trustees and administrators of such employee pension benefit and welfare plans (collectively, the "Releasees"), from all actions, causes of action in law or in equity, administrative proceedings, suits, claims, debts, liens, sums of money, charges, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, whether known or unknown, which against the Releasees the Releasor or the Releasor's successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Release, including without limitation, any claims the Releasor may have arising from or relating to the Releasor's employment or termination from employment with the Company, including a release of any rights or claims the Releasor may have under Title VII of the Civil Rights Act of 1964, as amended, and the Civil Rights Act of 1991 (which prohibit discrimination in employment based upon race, color, sex, religion, and national origin); the Americans with Disabilities Act of 1990, as amended, and the Rehabilitation Act of 1973 (which prohibit discrimination based upon disability); the Family and Medical Leave Act of 1993 (which prohibits discrimination based on requesting or taking a family or medical leave); Section 1981 of the Civil Rights Act of 1866 (which prohibits discrimination based upon race); Section 1985(3) of the Civil Rights Act of 1871 (which prohibits conspiracies to discriminate); the Employee Retirement Income Security Act of 1974, as amended (which prohibits discrimination with regard to benefits); any other federal, state or local laws against discrimination; or any other federal, state, or local statute, or common law relating to employment, wages, hours, or any other terms and conditions of employment. This includes a release by the Releasor of any claims for wrongful discharge, breach of contract, torts or any other claims in any way related to the Releasor's employment with or resignation or termination from the Company. This release also includes a release of any claims for age discrimination under the Age Discrimination in Employment Act, as amended ("ADEA"). The ADEA requires that the Releasor be advised to consult with an attorney before the Releasor waives any claim under ADEA. In addition, the ADEA provides the Releasor with at least 21 days to decide whether to waive claims under ADEA and seven days after the Releasor signs the Agreement to revoke that waiver.

     This release does not encompass any rights or claims under the ADEA that may arise after the date of the Releasor's signing of the Agreement, and shall in no way be construed to affect either party's right to enforce any and all terms of the Agreement. THIS LANGUAGE MEANS THAT, BY SIGNING THIS RELEASE, THE RELEASOR HAS WAIVED ANY RIGHTS HE MAY HAVE TO BRING A LAWSUIT OR MAKE ANY CLAIM AGAINST

THE RELEASEES BASED ON ANY ACTS OR OMISSIONS TAKEN BY THE RELEASEES UP TO JUNE 9, 1999.

     Releasor represents and warrants that he has not assigned or otherwise transferred any actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, embarrassment, injury to business, injury to reputation, judgments, executions, claims, or demands whatsoever, whether known or unknown, suspected or unsuspected, disclosed or undisclosed, fixed or contingent, accrued or unaccrued, asserted or unasserted, which against the Releasees, the Releasor and his administrators, agents, successors and assigns ever had, now have or hereafter can, shall or may have from the beginning of the world to the date of this Release. Releasor and his administrators, agents, successors and assigns shall indemnify Releasees, and hold them harmless from, all damages, losses, costs and expenses which Releasees may suffer or incur as a result of the assertion against them of any of the foregoing matters which were assigned or otherwise transferred by Releasor in a transaction which constitutes a breach of the representation and warranty contained in the immediately preceding sentence.

     This Release may not be changed orally.

     The Company has informed Executive that it does not know of any conduct which may cause the Company to take any legal action against the Executive at this time.

     This Release shall be governed by the substantive law of the State of New Jersey without regard to its principles of conflicts of laws.


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

     This release shall in no way be construed to affect Releasor's rights as a stockholder of the Company.

     IN WITNESS WHEREOF, the Releasor has caused this Release to be executed as of June 9,1999.

                                         _______________________________________
                                                       Keith Van Beek

STATE OF ____________, County of ___________ ss:

         On this ______ day of __________, 1999, before me personally came KEITH VAN BEEK, to me known and known to me to be the individual described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.

                                         _______________________________________
                                                      Notary Public


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